Exhibit 21.0

                                  Subsidiaries

The following is a list of Subsidiaries of BJ's Wholesale Club, Inc. as of March 31, 1998:

1. BJ's Wholesale Club, Inc. owns 100% of the issued shares of common stock of the following corporations:

                                             Jurisdiction
                                             ------------
   Natick Security Corp.                     Massachusetts
   Natick Corporation                        Delaware
   BJ's Export Inc.                          Barbados
   BJ's MA Distribution Center, Inc.         Massachusetts
   BJ's PA Distribution Center, Inc.         Pennsylvania
   Mormax Beverages Corp.                    Delaware
   CWC Beverages Corp.                       Connecticut
   FWC Beverages Corp.                       Florida
   JWC Beverages Corp.                       New Jersey
   RWC Beverages Corp.                       Rhode Island
   YWC Beverages Corp.                       New York
   Mormax Corporation                        Massachusetts
   Natick First Realty Corp.                 Connecticut
   Natick Realty, Inc.                       Maryland
   Natick Mortgage Holdings, Inc.            Delaware

2. Natick Realty, Inc. owns 100% of the issued shares of capital stock of the following corporations:

                                             Jurisdiction
                                             ------------
   Natick Second Realty Corp.                Massachusetts
   Natick NJ Flemington Realty Corp.         New Jersey
   Natick Fourth Realty Corp.                New Jersey
   Natick Fifth Realty Corp.                 Maryland
   Natick Sixth Realty Corp.                 Connecticut
   Natick NH Realty Corp.                    New Hampshire
   Natick NY Realty Corp.                    New York
   Natick MA Realty Corp.                    Massachusetts
   Natick VA Realty Corp.                    Virginia
   Natick NY 1992 Realty Corp.               New York
   Natick PA Realty Corp.                    Pennsylvania
   Natick Portsmouth Realty Corp.            New Hampshire
   Natick NJ Realty Corp.                    New Jersey
   Natick NJ 1993 Realty Corp.               New Jersey
   Natick CT Realty Corp.                    Connecticut
   Natick ME 1995 Realty Corp.               Maine
   Natick NY 1995 Realty Corp.               New York
   Natick PA 1995 Realty Corp.               Pennsylvania
   Natick NH 1994 Realty Corp.               New Hampshire
   Natick MA 1995 Realty Corp.               Massachusetts
   Natick Lancaster Realty Corp.             Pennsylvania
   Natick Yorktown Realty Corp.              New York
   Natick Waterford Realty Corp.             Connecticut
   Natick Sennett Realty Corp.               New York
   Natick Bowie Realty Corp.                 Maryland
   Natick PA Plymouth Realty Corp.           Pennsylvania